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                                   EXHIBIT 5

                  [Letterhead of Freehill Hollingdale & Page]

10 February 1998                                  Our ref    Rick Narev
                                                  Phone      02 9225 5604
                                                  File no    1811824

                                                  Doc no      SYDCP\98174045.3

Barbeques Galore Limited
327 Chisholm Road
AUBURN NSW 2144
AUSTRALIA

Ladies and Gentlemen

REGISTRATION STATEMENT ON FORM S-8

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on the date hereof (the REGISTRATION STATEMENT), in connection with the registration under the Securities Act of 1933, as amended (the ACT), of 329,254 ordinary shares, of Barbeques Galore Limited, a corporation registered under the national Corporations Law of Australia (the COMPANY) issuable under the Company's 1997 Share Option Plan (the 1997 PLAN).

We have examined a copy of the Memorandum and Articles of Association of the Company, as amended, certified as true copies by the company secretary of the Company on 6 October 1997. We have assumed that there have been no amendments to the Memorandum and Articles of Association subsequent to the certification by the company secretary on 6 October 1997.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as copies of originals, the conformity to the originals of all documents presented to us as copies, the authenticity of the originals of such latter documents and that there have not been, nor will there by any other actions of the Company, its directors, shareholders or creditors or of any other person or body or authority, governmental or non-governmental which alters, supersedes or overrides the effect on their face of the Memorandum and Articles of Association.

Based upon the foregoing, we are of the opinion that, as a matter of Australian law, and assuming that upon valid exercise of any options the board of directors resolves to issue the relevant shares in accordance with the Articles of Association of the Company, and that the authorised capital of the Company is sufficient at that time, then when such shares have been issued and sold pursuant to the
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applicable provisions of the 1997 Plan and in accordance with the Registration
Statement, such shares will be validly issued, fully paid and non-assessable ordinary shares of the Company. This opinion may be relied upon exclusively by you, and may not be relied upon by any other person without our prior written consent.

This opinion is confined to matters of Australian law only. In particular, we are not qualified to, nor do we express any opinion on the effectiveness of any action under, nor as to any question of compliance with, any United States Federal or state law or requirement of any regulatory body.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever appearing in the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commissioner thereunder.

Yours faithfully
FREEHILL HOLLINGDALE & PAGE

/s/ Rick Narev
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RICK NAREV
Partner